As filed with the Securities and Exchange Commission on November 7, 2019

Registration No. 333-48320, 333-134425, 333-167959,

333-181664, 333-205025, 333-212094 and 333-219215

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4 TO FORM S-8 REGISTRATION STATEMENT NO. 333-48320

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-134425

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-167959

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-181664

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-205025

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-212094

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-219215

UNDER THE SECURITIES ACT OF 1933

Weatherford International plc

(Exact name of registrant as specified in its charter)

Ireland	98-0606750
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

2000 St. James Place
Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Weatherford International Inc. 1998 Employee Stock Option Plan (As Amended)

Weatherford International plc 2006 Omnibus Incentive Plan

Weatherford International plc 2010 Omnibus Incentive Plan (As Amended and Restated)
Weatherford International plc Employee Stock Purchase Plan

Christina M. Ibrahim

Weatherford International plc

Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

2000 St. James Place

Houston, Texas 77056

(713) 836-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Ryan J. Maierson

John M. Greer

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

(713) 546-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), filed by Weatherford International plc, an Irish public limited company (the “Company”), with the Securities and Exchange Commission:

•                                          Registration Statement (Form S-8 No. 333-48320), as amended, pertaining to the Weatherford International Inc. 1998 Employee Stock Option Plan;

•                                          Registration Statement (Form S-8 No. 333-134425), as amended, pertaining to the Weatherford International plc 2006 Omnibus Incentive Plan;

•                                          Registration Statement (Form S-8 No. 333-167959), as amended, pertaining to the Weatherford International plc 2010 Omnibus Incentive Plan, as amended and restated (the “2010 Omnibus Incentive Plan”);

•                                          Registration Statement (Form S-8 No. 333-181664), as amended, pertaining to the 2010 Omnibus Incentive Plan;

•                                          Registration Statement (Form S-8 No. 333-205025) pertaining to the 2010 Omnibus Incentive Plan;

•                                          Registration Statement (Form S-8 No. 333-212094) pertaining to the Weatherford International plc Employee Stock Purchase Plan; and

•                                          Registration Statement (Form S-8 No. 333-219215) pertaining to the 2010 Omnibus Incentive Plan.

On July 1, 2019, the Company and its subsidiaries, Weatherford International Ltd. and Weatherford International, LLC, filed voluntary petitions for reorganization under chapter 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas, which cases are being jointly administered under the caption “In re Weatherford International plc, et al” (the “Chapter 11 Cases”).

As a result of the Chapter 11 Cases, the Company has terminated all offerings of securities pursuant to the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, the Company hereby removes from registration all of such securities registered but unsold under the Registration Statements.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused these post-effective amendments to the Registration Statements to be signed on its behalf by the undersigned thereunto duly authorized, in Houston, Texas on November 7, 2019.

WEATHERFORD INTERNATIONAL PLC

By:	/s/ Stuart Fraser
Stuart Fraser
Vice President and Chief Accounting Officer

Note: No other person is required to sign this Post-Effective Amendment to the Registration Statements on Form S-8 in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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